UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 19, 2023

MULLEN AUTOMOTIVE INC.

_____________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 19, 2023, Mullen Automotive Inc. (the “Company”) reconvened its Special Meeting of Stockholders (the “Special Meeting”), which was adjourned on December 23, 2022. The purpose and proposals of the Special Meeting are described in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on November 25, 2022 and Amendments to the Company’s definitive Proxy Statement filed with the SEC on December 16, 2022 and January 13, 2023 (collectively, the “Proxy Statement”). Proposal No. 3, the Reincorporation Proposal, was withdrawn from stockholder consideration, as described in the Amendment to the Proxy Statement filed with the SEC on December 16, 2022.

As of November 21, 2022, the record date of the Special Meeting, there were 1,659,097,754 shares of common stock, 1,925 shares of Series A preferred stock, one share of Series AA preferred stock, zero shares of Series B preferred stock, and 1,211,757 shares of Series C preferred stock entitled to vote at the Special Meeting. Present in person (virtually via live audiocast) or by proxy at the Special Meeting were more than 33-1/3 percent of the outstanding capital stock entitled to vote at the Special Meeting, which constituted a quorum. The vote required for each proposal is described in the Proxy Statement.

The Special Meeting was partially adjourned to January 25, 2023, solely with respect to the voting on Proposal No. 2, the Authorized Share Increase Proposal (as described in the Proxy Statement). The Special Meeting will resume solely with respect to Proposal No. 2 at 11:00 a.m., Pacific Standard Time, on Wednesday January 25, 2023 via live audiocast. Stockholders can attend the reconvened meeting via the same meeting link as set forth in the Proxy Statement.

Below is a brief description of, and the final results of the votes for, Proposals No. 1 and 4:

Proposal No. 1 – The Reverse Stock Split Proposal: An amendment to the Company’s Second Amended and Restated Certificate of Incorporation, which amendment will not be filed prior to the later of March 6, 2023 and 180 days after such date (which later date depends on whether Nasdaq Stock Market LLC grants the Company an additional 180-day extension to regain compliance with Nasdaq listing rules), to effect a reverse stock split of our outstanding shares of common stock in an amount not less than 1-for-2 shares and not to exceed 1-for-25 shares, with the exact ratio to be set within that range at the discretion of our Board of Directors (the “Reverse Stock Split”); provided, however, that the Company will not file such amendment before May 1, 2023 to effect the Reverse Stock Split unless needed in order to maintain continued inclusion in the Russell 2000, which requires a minimum stock price of $1.00; notwithstanding the foregoing, if Proposal No. 2 is not approved at the Special Meeting, then the Board of Directors may effectuate the Reverse Stock Split at any time, and at such time and date, if at all, as determined by the Board of Directors in its sole discretion, but no later than December 1, 2023, when the authority granted in this proposal to implement the Reverse Stock Split would terminate.

Excluding the vote of the Series AA preferred stock from the stock entitled to vote on the Reverse Stock Split Proposal, the proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
848,328,114	249,157,027	15,207,541	0

As described in the Proxy Statement, the outstanding share of Series AA preferred stock by its terms was to be voted, without action by the holder, on Proposal No. 1 in the same proportion as shares of common stock, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock as a single class are voted. Therefore, the Inspector of Election at the Special Meeting also tabulated the vote on Proposal No. 1, including 1,300,000,000 votes represented by the Series AA preferred stock, which voted in the same proportion as the votes cast on Proposal No. 1, as set forth below. In addition, as described in the Proxy Statement, the outstanding share of Series AA preferred stock by its terms redeemed automatically upon the approval of Proposal No. 1 and the share of Series AA preferred stock redeemed was automatically retired and restored to the status of an authorized but unissued share of preferred stock of the Company.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,853,195,066	544,290,075	15,207,541	0

Proposal No. 4 - The Nasdaq Listing Rule 5635(d) Proposal: To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), amendments to a securities purchase agreement to provide for the issuance of $150 million in notes and up to $190 million in additional shares of Series D Preferred Stock, each convertible into shares of Common Stock and warrants exercisable into shares of Common Stock, and any future adjustments of conversion price of the Notes or the Series D preferred stock or exercise price of the warrants The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
476,738,003	144,565,735	68,470,133	422,918,811

No other matters were considered or voted upon at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: January 23, 2023	By:	/s/ David Michery
David Michery
Chief Executive Officer